Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE
CONTACT: ANDREW ZAREF
(212) 373-5311
WESTWOOD ONE UPDATES 2005 FINANCIAL GUIDANCE
Investor Call to be Held at 10:30 a.m. (ET) Today
     New York, NY — December 8, 2005 – Westwood One, Inc. (NYSE: WON) announced today that it is updating its fourth quarter 2005 financial guidance.
     The Company reported that the accelerated growth in advertising sales that occurred within the fourth quarter 2004 did not materialize as anticipated during the fourth quarter 2005. As a result, Westwood One expects fourth quarter 2005 revenues to decline by a percentage in the low single digits from last year’s fourth quarter results, with a corresponding mid to high single digit percentage decrease in operating income before depreciation and amortization. For the full year 2005, the Company expects a flat to low single digit percentage decline in revenues as compared to the 2004 results, and operating income before depreciation and amortization to decrease by a percentage in the low to mid single digits relative to 2004.
     Westwood One will conduct a teleconference call today at 10:30 a.m. ET. The call is open to the general public. The conference call dial-in number is (888) 428-4474 (reference: Westwood One Investor Call). Please call five minutes in advance to ensure that you will be connected prior to the presentation. A digitized replay of the call will be available beginning today at 12:15 p.m. ET and continuing through December 9th at 11:59 p.m. ET. The digitized replay number is 800-475-6701 (access code: 807172).
ABOUT WESTWOOD ONE
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     Westwood One provides over 150 news, sports, music, talk, entertainment programs, features, live events and 24/7 Formats. Through its subsidiaries, Metro Networks/Shadow Broadcast Services, Westwood One provides local content to the radio and TV industries including news, sports, weather, traffic, video news services and other information. SmartRoute Systems manages traffic information centers for * departments of transportation, and markets traffic and travel content to wireless, Internet, in-vehicle navigation systems and voice portal customers. Westwood One serves more than 5,000 radio stations. Westwood One is managed by Infinity Broadcasting Corporation, a wholly-owned subsidiary of Viacom Inc.

     Certain statements in this release, including those relating to the Company’s expected revenues and operating income before depreciation and amortization, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “expect,” “anticipate,” “estimates” and “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in economic conditions in the U.S. and in other countries in which Westwood One currently does business (both general and relative to the advertising and entertainment industries); fluctuations in interest rates; changes in industry conditions; changes in operating performance; shifts in population and other demographics; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in governmental regulations and policies and actions of regulatory bodies; changes in tax rates; changes in capital expenditure requirements and access to capital markets. Other key risks are described in the Company’s reports filed with the United States Securities and Exchange Commission. Except as otherwise stated in this news announcement, Westwood One does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.